UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 24, 2026
Date of Report (date of earliest event reported)
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APOGEE ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
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Minnesota (State or other jurisdiction of incorporation or organization)	0-6365 (Commission File Number)	41-0919654 (I.R.S. Employer Identification Number)
4400 West 78th Street - Suite 520 Minneapolis, Minnesota 55435
(Address of principal executive offices and zip code)
(952) 835-1874
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.33 1/3 Par Value	APOG	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company's Annual Meeting of Shareholders (the "Annual Meeting") was held on June 24, 2026. The three proposals voted upon at the Annual Meeting are described in detail in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on May 12, 2026. The final results for the votes regarding each proposal are set forth below.
1.A proposal to re-elect two Class I directors for three-year terms expiring at the 2029 Annual Meeting of Shareholders. Each of the director nominees was re-elected and received the following votes:

Class II Directors	For	Against	Abstain	Broker Non-Votes
Donald A. Nolan	16,473,836	567,339	17,807	1,652,162
Patricia K. Wagner	15,665,136	1,375,827	18,019	1,652,162
2.An advisory vote to approve the Company's executive compensation. The proposal was approved and received the following votes:

For	Against	Abstain	Broker Non-Votes
15,970,095	1,049,711	39,176	1,652,162
3.A proposal for approval of the Apogee Enterprises, Inc. 2019 Stock Incentive Plan, as Amended and Restated (2026) to increase the number of shares authorized for awards from 2,150,000 to 2,950,000.

For	Against	Abstain	Broker Non-Votes
15,916,220	1,112,759	30,003	1,652,162
4.A proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending February 27, 2027. The proposal was approved and received the following votes:

For	Against	Abstain	Broker Non-Votes
18,264,692	374,446	72,006	N/A

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

104	Cover Page interactive Data file (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By: /s/ Bryan A. Welp
Bryan A. Welp
Vice President, General Counsel and Secretary

Date: June 29, 2026